United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 28, 2024

Date of Report (Date of earliest event reported)

Aquaron Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41470	86-2760193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 Madison Ave. 8th Floor New York NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 970 2181

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of one Common Stock and one Right	AQUNU	The Nasdaq Stock Market LLC
Common Stock	AQU	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth of one share of Common Stock	AQUNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 28, 2024, Aquaron Acquisition Corp. (the “Company”) received a written notice (the “Letter”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, because the Company has not regained compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to have at least 300 public holders for continued listing on Nasdaq, trading of the Company’s common stock will be suspended at the opening of business on September 4, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities (including the units, common stock, and rights) from listing and registration on Nasdaq, unless the Company requests a hearing to appeal this determination by 4:00 p.m. Eastern Time on September 4, 2024.

The Letter also indicates that the Company is delinquent in filing its quarterly report on Form 10-Q for the quarterly period ended June 30, 2024, which serves as an additional basis for delisting the Company’s securities from The Nasdaq Capital Market in light of the Company’s non-compliance with Minimum Public Holders Rule.

As previously reported by the Company on a Current Report on Form 8-K filed with the SEC on March 1, 2024, Nasdaq initially notified the Company on February 28, 2024 that it was not in compliance with the Minimum Public Holders Rule. On April 15, 2024, the Company submitted a plan to regain compliance and, on May 7, 2024, the Company received a written notice from Nasdaq notifying the Company that Nasdaq had determined to grant the Company an extension until August 26, 2024 to regain compliance with the Minimum Public Holders Rule.

A company that receives a delist determination for such a delinquency can request an appeal to the Nasdaq Hearings Panel (the “Panel”), which will stay the suspension of the Company’s securities for a period of 15 days from the date of the request. The Letter points out that the Company may request to stay the suspension of the Company’s securities pending a decision from the Panel at the scheduled hearing.

The Company intends to timely request an appeal and a stay of the suspension in accordance with the Letter. The request will stay the suspension of trading on the Company’s securities, and the Company’s securities will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision.

The time and place of any hearing before the Panel will be determined by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. There can be no assurance that the Panel will grant the Company’s request to stay the suspension of the Company’s securities or that the Company’s securities will continue to be listed on The Nasdaq Capital Market.

As required under Nasdaq Listing Rule 5810(b), the Company issued a press release on August 30, 2024, announcing that it had received the Letter. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. Forward-looking statements generally relate to future events or the future financial or operating performance of the Company. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Such statements may include, but are not limited to, statements regarding the Company’s expectations regarding a hearing before the Panel and a stay of the suspension of trading on the Company’s securities. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently uncertain.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, the Company does not undertake any duty to update these forward-looking statements.

Exhibit No.	Description
99.1	Press Release dated August 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2024

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
Name:	Yi Zhou
Title:	Chief Executive Officer

2